Exhibit 99.1

Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $12.2 Million

DALLAS – July 18, 2018 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the second quarter of 2018.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2018 Second Quarter Highlights and Recent Developments

•	For the second quarter of 2018, net income available to common stockholders was $12.2 million. Diluted earnings per share were $0.47.
•

Adjusted diluted earnings per share were $0.50 for the quarter ended June 30, 2018, which exclude $1.1 million of transaction costs, $0.8 million net of tax, related to our acquisition of Interstate Capital Corporation (“ICC”).

•

On June 2, 2018 we acquired substantially all of the operating assets of, and assumed certain liabilities associated with, ICC’s accounts receivable factoring business for total consideration of $180.3 million, which was comprised of $160.3 million in cash and contingent consideration with an initial fair value of $20.0 million. As part of the ICC acquisition, we acquired $131.0 million of factored receivables and recorded $13.9 million of intangible assets and $43.0 million of goodwill.

•

We completed a public offering of 5.4 million shares of our common stock on April 12, 2018. Our net proceeds from the offering were approximately $192.1 million after deducting the underwriting discount and offering expenses. We used the proceeds of this offering to fund the acquisition of ICC and we intend to use the remaining net proceeds of this offering to fund a portion of the consideration payable in the pending acquisitions of First Bancorp of Durango, Inc. and Southern Colorado Corp., and for general corporate purposes.

•

Acquired ICC factored receivables were brought over in purchase accounting without an allowance. Given the short term nature of factored receivables, ICC contributed $1.8 million in provision for loan loss during the quarter to provide for turnover of the receivables subsequent to acquisition as well as portfolio growth. Turnover of the acquired receivables also resulted in the recognition of $1.6 million of discount accretion into interest income over the same period.

•	Net interest margin (“NIM”) was 6.36% for the quarter ended June 30, 2018. Adjusted NIM, which excludes loan discount accretion, was 5.92%.
•	Total loans held for investment increased $322.5 million, or 11.2%, to $3.196 billion at June 30, 2018. Average loans for the quarter increased $155.2 million, or 5.6%, to $2.922 billion.
•

Triumph Business Capital grew period-end clients to 5,584 clients which is an increase of 2,146 clients, or 62.4%. Excluding the 1,714 clients added as a result of the ICC acquisition, Triumph Business Capital added 432 clients organically; an increase of 12.6%. The total dollar value of invoices purchased for the quarter ended June 30, 2018 was $1.163 billion with an average invoice price of $1,771.

•

At June 30, 2018, Triumph Business Capital had 76 clients utilizing the TriumphPay platform. For the quarter ended June 30, 2018, TriumphPay processed 45,373 invoices paying 12,561 distinct carriers a total of $62.7 million.

•

On April 9, 2018 we entered into agreements to acquire First Bancorp of Durango, Inc. and Southern Colorado Corp. for aggregate cash consideration of approximately $147.5 million.  At December 31, 2017, First Bancorp of Durango, Inc. and Southern Colorado Corp. had a combined $734 million in assets, including $308 million in loans, and $653 million in deposits.

Balance Sheet

Total loans held for investment were $3.196 billion at June 30, 2018. Our commercial finance loans, which comprise 38% of the loan portfolio, were $1.207 billion at June 30, 2018, compared to $0.937 billion at March 31, 2018, an increase of $270.4 million, or 28.9% in the second quarter of 2018. The increase in commercial finance loans includes the impact of the ICC acquisition which has allowed us to increase the size and scope of our factored receivables operations.

Total deposits were $2.625 billion at June 30, 2018, an increase of $91.4 million or 3.6% in the second quarter of 2018.  Non-interest-bearing deposits accounted for 21% of total deposits and non-time deposits accounted for 54% of total deposits at June 30, 2018.

Net Interest Income

We earned net interest income for the quarter ended June 30, 2018 of $53.3 million compared to $47.1 million for the quarter ended March 31, 2018. As a result of the ICC acquisition, we accreted $1.6 million into interest income during the quarter ended June 30, 2018.

Yields on loans for the quarter ended June 30, 2018 were up 44 bps from the prior quarter to 8.09% (up 23 bps from the prior quarter to 7.59% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.73% for the quarter ended June 30, 2018 compared to 0.68% for the quarter ended March 31, 2018, on an annualized basis.

Asset Quality

Non-performing assets decreased 19 bps from March 31, 2018 to 1.28% of total assets at June 30, 2018.  The ratio of past due to total loans increased to 2.54% at June 30, 2018 from 2.41% at March 31, 2018. We recorded total net charge-offs of $0.4 million, or 0.01% of average loans, for the quarter ended June 30, 2018 compared to net charge-offs of $1.3 million, or 0.05% of average loans, for the quarter ended March 31, 2018.

We recorded a provision for loan losses of $4.9 million for the quarter ended June 30, 2018 compared to a provision of $2.5 million for the quarter ended March 31, 2018. Acquired ICC factored receivables were brought over in purchase accounting without an allowance. Given the short term nature of factored receivables, ICC contributed $1.8 million in provision for loan loss during the quarter to provide for turnover of the receivables subsequent to acquisition as well as portfolio growth. From March 31, 2018 to June 30, 2018, our ALLL increased from $20.0 million or 0.70% of total loans to $24.5 million or 0.77% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended June 30, 2018 of $4.9 million compared to $5.2 million for the quarter ended March 31, 2018. Non-interest income for the quarter ended March 31, 2018 included a gain on sale of THF of $1.1 million.

For the quarter ended June 30, 2018, non-interest expense totaled $37.4 million, compared to $34.0 million for the quarter ended March 31, 2018. Non-interest expense for the quarter ended June 30, 2018 included transaction costs related to the ICC acquisition of $1.1 million.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, July 19, 2018. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk180719.html.  An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: risks relating to our ability to consummate the pending acquisitions of First Bancorp of Durango, Inc. and Southern Colorado Corp., including the possibility that the expected benefits related to the pending acquisitions may not materialize as expected; of the pending acquisitions not being timely completed, if completed at all; that prior to the completion of the pending acquisitions, the targets’ businesses could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; and of the parties’ being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within our management’s expected timeframes or at all; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisitions of First Bancorp of Durango, Inc. and Southern Colorado Corp., and our prior acquisitions of the operating assets of Interstate Capital Corporation and certain of its affiliates, Valley Bancorp, Inc., and nine branches from Independent Bank in Colorado) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Financial Highlights:
Total assets	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$3,794,631	$2,836,684
Loans held for investment	$3,196,462	$2,873,985	$2,810,856	$2,425,463	$2,295,100	$3,196,462	$2,295,100
Deposits	$2,624,942	$2,533,498	$2,621,348	$2,012,545	$2,072,181	$2,624,942	$2,072,181
Net income available to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748

Performance Ratios - Annualized:
Return on average assets	1.37%	1.43%	0.79%	1.36%	1.42%	1.40%	1.52%
Return on average total equity	8.53%	12.20%	6.35%	10.71%	12.60%	10.01%	13.49%
Return on average common equity	8.54%	12.30%	6.30%	10.79%	12.75%	10.05%	13.67%
Return on average tangible common equity (1)	9.95%	14.75%	7.33%	12.28%	14.94%	11.85%	16.17%
Yield on loans	8.09%	7.65%	7.73%	7.44%	7.79%	7.88%	7.49%
Adjusted yield on loans (1)	7.59%	7.36%	7.47%	7.20%	7.25%	7.48%	7.10%
Cost of interest bearing deposits	0.93%	0.86%	0.84%	0.80%	0.74%	0.89%	0.73%
Cost of total deposits	0.73%	0.68%	0.67%	0.64%	0.60%	0.70%	0.59%
Cost of total funds	1.06%	0.95%	0.92%	0.90%	0.83%	1.00%	0.81%
Net interest margin	6.36%	6.06%	6.16%	5.90%	6.16%	6.21%	5.78%
Adjusted net interest margin (1)	5.92%	5.81%	5.93%	5.69%	5.70%	5.87%	5.45%
Net non-interest expense to average assets	3.59%	3.43%	3.65%	3.35%	3.26%	3.51%	2.24%
Adjusted net non-interest expense to average assets (1)	3.47%	3.56%	3.43%	3.35%	3.26%	3.51%	3.43%
Efficiency ratio	64.26%	65.09%	66.74%	64.61%	62.44%	64.65%	60.43%
Adjusted efficiency ratio (1)	62.38%	66.45%	63.35%	64.61%	62.44%	64.29%	69.53%

Asset Quality:(2)
Past due to total loans	2.54%	2.41%	2.33%	2.22%	2.51%	2.54%	2.51%
Non-performing loans to total loans	1.43%	1.41%	1.38%	1.25%	1.36%	1.43%	1.36%
Non-performing assets to total assets	1.28%	1.47%	1.39%	1.42%	1.50%	1.28%	1.50%
ALLL to non-performing loans	53.57%	49.52%	48.41%	67.33%	63.56%	53.57%	63.56%
ALLL to total loans	0.77%	0.70%	0.67%	0.84%	0.86%	0.77%	0.86%
Net charge-offs to average loans	0.01%	0.05%	0.06%	0.00%	0.03%	0.06%	0.23%

Capital:
Tier 1 capital to average assets(3)	15.00%	11.23%	11.80%	13.50%	11.28%	15.00%	11.28%
Tier 1 capital to risk-weighted assets(3)	14.69%	11.54%	11.15%	13.45%	11.30%	14.69%	11.30%
Common equity tier 1 capital to risk-weighted assets(3)	13.33%	10.05%	9.70%	11.95%	9.73%	13.33%	9.73%
Total capital to risk-weighted assets(3)	16.75%	13.66%	13.21%	15.91%	13.87%	16.75%	13.87%
Total equity to total assets	16.00%	11.83%	11.19%	13.29%	10.94%	16.00%	10.94%
Tangible common stockholders' equity to tangible assets(1)	13.05%	9.86%	9.26%	11.66%	9.22%	13.05%	9.22%

Per Share Amounts:
Book value per share	$22.76	$18.89	$18.35	$18.08	$16.59	$22.76	$16.59
Tangible book value per share (1)	$18.27	$15.82	$15.29	$16.04	$14.20	$18.27	$14.20
Basic earnings per common share	$0.48	$0.57	$0.29	$0.48	$0.53	$1.04	$1.10
Diluted earnings per common share	$0.47	$0.56	$0.29	$0.47	$0.51	$1.02	$1.07
Adjusted diluted earnings per common share(1)	$0.50	$0.52	$0.34	$0.47	$0.51	$1.02	$0.54
Shares outstanding end of period	26,260,785	20,824,509	20,820,445	20,820,900	18,132,585	26,260,785	18,132,585

Unaudited consolidated balance sheet as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
ASSETS
Total cash and cash equivalents	$133,365	$106,046	$134,129	$80,557	$117,502
Securities - available for sale	183,184	192,916	250,603	207,301	225,183
Securities - held to maturity	8,673	8,614	8,557	17,999	26,036
Equity securities	5,025	4,925	5,006	2,025	2,023
Loans held for investment	3,196,462	2,873,985	2,810,856	2,425,463	2,295,100
Allowance for loan and lease losses	(24,547)	(20,022)	(18,748)	(20,367)	(19,797)
Loans, net	3,171,915	2,853,963	2,792,108	2,405,096	2,275,303
Assets held for sale	—	—	71,362	—	—
FHLB stock	19,223	16,508	16,006	16,076	14,566
Premises and equipment, net	68,313	62,826	62,861	43,678	43,957
Other real estate owned ("OREO"), net	2,528	9,186	9,191	10,753	10,740
Goodwill and intangible assets, net	117,777	63,923	63,778	42,452	43,321
Bank-owned life insurance	40,168	44,534	44,364	37,025	36,852
Deferred tax asset, net	8,810	8,849	8,959	14,130	15,111
Other assets	35,650	32,720	32,109	29,069	26,090
Total assets	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$2,836,684
LIABILITIES
Non-interest bearing deposits	$561,033	$548,991	$564,225	$403,643	$381,042
Interest bearing deposits	2,063,909	1,984,507	2,057,123	1,608,902	1,691,139
Total deposits	2,624,942	2,533,498	2,621,348	2,012,545	2,072,181
Customer repurchase agreements	10,509	6,751	11,488	19,869	14,959
Federal Home Loan Bank advances	420,000	355,000	365,000	385,000	340,000
Subordinated notes	48,878	48,853	48,828	48,804	48,780
Junior subordinated debentures	38,849	38,734	38,623	33,047	32,943
Other liabilities	44,228	19,230	22,048	20,799	17,354
Total liabilities	3,187,406	3,002,066	3,107,335	2,520,064	2,526,217
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,108	5,108	5,108	5,108
Common stock	264	209	209	209	182
Additional paid-in-capital	457,980	265,406	264,855	264,531	198,570
Treasury stock, at cost	(2,254)	(1,853)	(1,784)	(1,760)	(1,759)
Retained earnings	143,426	131,234	119,356	113,245	103,658
Accumulated other comprehensive income	(1,849)	(1,710)	(596)	214	158
Total equity	607,225	402,944	391,698	386,097	310,467
Total liabilities and equity	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$2,836,684

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Interest income:
Loans, including fees	$39,710	$36,883	$34,856	$30,863	$30,663	$76,593	$55,848
Factored receivables, including fees	19,229	15,303	15,000	12,198	10,812	34,532	19,979
Securities	1,179	1,310	1,819	1,655	1,738	2,489	3,349
FHLB stock	101	105	78	51	36	206	78
Cash deposits	1,030	517	464	370	289	1,547	616
Total interest income	61,249	54,118	52,217	45,137	43,538	115,367	79,870
Interest expense:
Deposits	4,631	4,277	3,884	3,272	3,057	8,908	5,926
Subordinated notes	838	837	836	837	836	1,675	1,671
Junior subordinated debentures	713	597	520	495	475	1,310	940
Other borrowings	1,810	1,277	1,181	1,021	613	3,087	957
Total interest expense	7,992	6,988	6,421	5,625	4,981	14,980	9,494
Net interest income	53,257	47,130	45,796	39,512	38,557	100,387	70,376
Provision for loan losses	4,906	2,548	1,931	572	1,447	7,454	9,125
Net interest income after provision for loan losses	48,351	44,582	43,865	38,940	37,110	92,933	61,251
Non-interest income:
Service charges on deposits	1,210	1,145	1,178	1,046	977	2,355	1,957
Card income	1,394	1,244	1,122	956	917	2,638	1,744
Net OREO gains (losses) and valuation adjustments	(528)	(88)	(764)	15	(112)	(616)	(101)
Net gains (losses) on sale of securities	—	(272)	—	35	—	(272)	—
Fee income	1,121	800	658	625	637	1,921	1,220
Insurance commissions	819	714	857	826	708	1,533	1,299
Asset management fees	—	—	—	—	—	—	1,717
Gain on sale of subsidiary	—	1,071	—	—	—	1,071	20,860
Other	929	558	947	668	2,075	1,487	3,791
Total non-interest income	4,945	5,172	3,998	4,171	5,202	10,117	32,487
Non-interest expense:
Salaries and employee benefits	20,527	19,404	18,009	16,717	16,012	39,931	37,970
Occupancy, furniture and equipment	3,014	3,054	2,728	2,398	2,348	6,068	4,707
FDIC insurance and other regulatory assessments	383	199	411	294	270	582	496
Professional fees	2,078	1,640	2,521	1,465	1,238	3,718	3,206
Amortization of intangible assets	1,361	1,117	2,309	870	911	2,478	2,022
Advertising and promotion	1,300	1,029	573	804	911	2,329	1,849
Communications and technology	3,271	3,359	2,291	2,145	2,233	6,630	4,407
Other	5,469	4,240	4,389	3,532	3,398	9,709	7,501
Total non-interest expense	37,403	34,042	33,231	28,225	27,321	71,445	62,158
Net income before income tax	15,893	15,712	14,632	14,886	14,991	31,605	31,580
Income tax expense	3,508	3,644	8,327	5,104	5,331	7,152	11,447
Net income	$12,385	$12,068	$6,305	$9,782	$9,660	$24,453	$20,133
Dividends on preferred stock	(193)	(190)	(194)	(195)	(193)	(383)	(385)
Net income available to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748

Earnings per share:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Basic
Net income to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748
Weighted average common shares outstanding	25,519,108	20,721,363	20,717,548	19,811,577	18,012,905	23,133,489	17,984,184
Basic earnings per common share	$0.48	$0.57	$0.29	$0.48	$0.53	$1.04	$1.10

Diluted
Net income to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748
Dilutive effect of preferred stock	193	190	194	195	193	383	385
Net income to common stockholders - diluted	$12,385	$12,068	$6,305	$9,782	$9,660	$24,453	$20,133
Weighted average common shares outstanding	25,519,108	20,721,363	20,717,548	19,811,577	18,012,905	23,133,489	17,984,184
Dilutive effects of:
Assumed conversion of Preferred A	315,773	315,773	315,773	315,773	315,773	315,773	315,773
Assumed conversion of Preferred B	354,471	354,471	354,471	354,471	354,471	354,471	354,471
Assumed exercises of stock warrants	—	—	—	54,476	129,896	—	137,896
Assumed exercises of stock options	86,821	83,872	56,359	45,788	32,592	85,123	40,233
Restricted stock awards	37,417	85,045	74,318	63,384	47,521	60,425	67,308
Restricted stock units	2,288	—	—	—	—	—	—
Performance stock units	—	—	—	—	—	—	—
Weighted average shares outstanding - diluted	26,315,878	21,560,524	21,518,469	20,645,469	18,893,158	23,949,281	18,899,865
Diluted earnings per common share	$0.47	$0.56	$0.29	$0.47	$0.51	$1.02	$1.07

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Assumed conversion of Preferred A	—	—	—	—	—	—	—
Assumed conversion of Preferred B	—	—	—	—	—	—	—
Stock options	51,952	—	57,926	58,442	58,442	51,952	58,442
Restricted stock awards	—	—	—	—	35,270	—	35,270
Restricted stock units	—	—	—	—	—	—	—
Performance stock units	59,658	—	—	—	—	59,658	—

Loans held for investment summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Commercial real estate	$766,839	$781,006	$745,893	$574,530	$541,217
Construction, land development, land	147,852	143,876	134,812	141,368	120,253
1-4 family residential properties	122,653	122,979	125,827	96,032	101,833
Farmland	177,060	184,064	180,141	130,471	136,258
Commercial	1,006,443	930,283	920,812	890,372	842,715
Factored receivables	603,812	397,145	374,410	341,880	293,633
Consumer	28,775	29,244	31,131	30,093	29,497
Mortgage warehouse	343,028	285,388	297,830	220,717	229,694
Total loans	$3,196,462	$2,873,985	$2,810,856	$2,425,463	$2,295,100

A portion of our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance products offered under our commercial finance brands on a nationwide basis. Commercial finance loans are further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Equipment	$290,314	$260,502	$254,119	$226,120	$219,904
Asset based lending (General)	261,412	230,314	213,471	193,884	188,257
Asset based lending (Healthcare)	—	—	—	67,889	68,606
Premium finance	51,416	48,561	55,520	57,083	31,274
Factored receivables	603,812	397,145	374,410	341,880	293,633
Commercial finance	$1,206,954	$936,522	$897,520	$886,856	$801,674

Commercial finance % of total loans	38%	33%	32%	37%	35%

Additional information pertaining to our loan portfolio, summarized as of and for the quarters ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Average community banking	$1,897,678	$1,816,921	$1,637,195	$1,463,508	$1,382,448
Average commercial finance(1)	1,024,369	949,938	921,579	831,955	752,586
Average total loans	$2,922,047	$2,766,859	$2,558,774	$2,295,463	$2,135,034
Community banking yield	5.87%	5.81%	5.87%	5.60%	5.81%
Commercial finance yield(1)	12.21%	11.17%	11.03%	10.62%	11.42%
Total loan yield	8.09%	7.65%	7.73%	7.44%	7.79%

(1) Includes assets held for sale for the periods ended March 31, 2018 and December 31, 2017

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Factored receivable period end balance	$577,548,000	$372,771,000	$346,293,000	$315,742,000	$268,707,000
Yield on average receivable balance	18.70%	17.40%	16.91%	16.64%	17.35%
Rolling twelve quarter annual charge-off rate	0.41%	0.50%	0.41%	0.44%	0.41%
Factored receivables - transportation concentration	84%	86%	84%	84%	84%

Interest income, including fees	$20,314,000	$14,780,000	$14,518,000	$11,736,000	$10,387,000
Non-interest income	920,000	590,000	535,000	774,000	758,000
Factored receivable total revenue	21,234,000	15,370,000	15,053,000	12,510,000	11,145,000
Average net funds employed	398,096,000	316,488,000	309,614,000	260,384,000	219,694,000
Yield on average net funds employed	21.39%	19.70%	19.29%	19.06%	20.35%

Accounts receivable purchased	$1,162,810,000	$912,336,000	$872,373,000	$732,406,000	$639,131,000
Number of invoices purchased	656,429	521,906	511,879	476,370	446,153
Average invoice size	$1,771	$1,751	$1,705	$1,537	$1,433
Average invoice size - transportation	$1,695	$1,662	$1,647	$1,486	$1,386
Average invoice size - non-transportation	$2,522	$2,627	$2,251	$1,965	$1,782

Net new clients	2,146	280	233	235	151
Period end clients	5,584	3,438	3,158	2,925	2,690

Deposits summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Non-interest bearing demand	$561,033	$548,991	$564,225	$403,643	$381,042
Interest bearing demand	358,246	392,947	403,244	284,282	350,966
Individual retirement accounts	101,380	105,558	108,505	97,186	99,694
Money market	268,699	283,354	283,969	189,177	205,243
Savings	239,127	244,103	235,296	158,464	173,137
Certificates of deposit	751,290	783,651	837,384	770,599	777,459
Brokered deposits	345,167	174,894	188,725	109,194	84,640
Total deposits	$2,624,942	$2,533,498	$2,621,348	$2,012,545	$2,072,181

Net interest margin summarized for the three months ended:

	June 30, 2018			March 31, 2018
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$217,605	$1,030	1.90%	$131,723	$517	1.59%
Taxable securities	168,182	1,024	2.44%	179,395	1,057	2.39%
Tax-exempt securities	35,016	155	1.78%	59,029	253	1.74%
FHLB stock	18,297	101	2.21%	16,311	105	2.61%
Loans	2,922,047	58,939	8.09%	2,766,859	52,186	7.65%
Total interest earning assets	$3,361,147	$61,249	7.31%	$3,153,317	$54,118	6.96%
Non-interest earning assets:
Other assets	267,813			257,566
Total assets	$3,628,960			$3,410,883
Interest bearing liabilities:
Deposits:
Interest bearing demand	$381,114	$215	0.23%	$390,001	$188	0.20%
Individual retirement accounts	103,358	315	1.22%	106,893	310	1.18%
Money market	256,841	335	0.52%	282,697	377	0.54%
Savings	241,029	30	0.05%	239,707	30	0.05%
Certificates of deposit	767,484	2,593	1.36%	813,244	2,584	1.29%
Brokered deposits	246,089	1,143	1.86%	186,390	788	1.71%
Total deposits	1,995,915	4,631	0.93%	2,018,932	4,277	0.86%
Subordinated notes	48,864	838	6.88%	48,839	837	6.95%
Junior subordinated debentures	38,787	713	7.37%	38,672	597	6.26%
Other borrowings	385,646	1,810	1.88%	342,426	1,277	1.51%
Total interest bearing liabilities	$2,469,212	$7,992	1.30%	$2,448,869	$6,988	1.16%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	553,309			545,118
Other liabilities	23,823			15,709
Total equity	582,616			401,187
Total liabilities and equity	$3,628,960			$3,410,883
Net interest income		$53,257			$47,130
Interest spread			6.01%			5.80%
Net interest margin			6.36%			6.06%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share amounts)	2018	2018	2017	2017	2017	2018	2017
Net income available to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748
Gain on sale of subsidiary	—	(1,071)	—	—	—	(1,071)	(20,860)
Incremental bonus related to transaction	—	—	—	—	—	—	4,814
Transaction related costs	1,094	—	1,688	—	—	1,094	325
Tax effect of adjustments	(257)	248	(601)	—	—	(9)	5,754
Adjusted net income available to common stockholders	$13,029	$11,055	$7,198	$9,587	$9,467	$24,084	$9,781
Dilutive effect of convertible preferred stock	193	190	194	195	193	383	—
Adjusted net income available to common stockholders - diluted	$13,222	$11,245	$7,392	$9,782	$9,660	$24,467	$9,781

Weighted average shares outstanding - diluted	26,315,878	21,560,524	21,518,469	20,645,469	18,893,158	23,950,143	18,899,865
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	—	—	(670,244)
Adjusted weighted average shares outstanding - diluted	26,315,878	21,560,524	21,518,469	20,645,469	18,893,158	23,950,143	18,229,621
Adjusted diluted earnings per common share	$0.50	$0.52	$0.34	$0.47	$0.51	$1.02	$0.54

Net income available to common stockholders	$12,192	$11,878	$6,111	$9,587	$9,467	$24,070	$19,748
Average tangible common equity	491,492	326,614	330,819	309,624	254,088	409,509	246,290
Return on average tangible common equity	9.95%	14.75%	7.33%	12.28%	14.94%	11.85%	16.17%

Adjusted efficiency ratio:
Net interest income	$53,257	$47,130	$45,796	$39,512	$38,557	$100,387	$70,376
Non-interest income	4,945	5,172	3,998	4,171	5,202	10,117	32,487
Operating revenue	58,202	52,302	49,794	43,683	43,759	110,504	102,863
Gain on sale of subsidiary	—	(1,071)	—	—	—	(1,071)	(20,860)
Adjusted operating revenue	$58,202	$51,231	$49,794	$43,683	$43,759	$109,433	$82,003
Non-interest expenses	$37,403	$34,042	$33,231	$28,225	$27,321	$71,445	$62,158
Incremental bonus related to transaction	—	—	—	—	—	—	(4,814)
Transaction related costs	(1,094)	—	(1,688)	—	—	(1,094)	(325)
Adjusted non-interest expenses	$36,309	$34,042	$31,543	$28,225	$27,321	$70,351	$57,019
Adjusted efficiency ratio	62.38%	66.45%	63.35%	64.61%	62.44%	64.29%	69.53%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$37,403	$34,042	$33,231	$28,225	$27,321	$71,445	$62,158
Incremental bonus related to transaction	—	—	—	—	—	—	(4,814)
Transaction related costs	(1,094)	—	(1,688)	—	—	(1,094)	(325)
Adjusted non-interest expenses	$36,309	$34,042	$31,543	$28,225	$27,321	$70,351	$57,019

Total non-interest income	$4,945	$5,172	$3,998	$4,171	$5,202	$10,117	$32,487
Gain on sale of subsidiary	—	(1,071)	—	—	—	(1,071)	(20,860)
Adjusted non-interest income	$4,945	$4,101	$3,998	$4,171	$5,202	$9,046	$11,627
Adjusted net non-interest expenses	$31,364	$29,941	$27,545	$24,054	$22,119	$61,305	$45,392
Average total assets	$3,628,960	$3,410,883	$3,181,697	$2,849,170	$2,723,303	$3,520,522	$2,671,580
Adjusted net non-interest expense to average assets ratio	3.47%	3.56%	3.43%	3.35%	3.26%	3.51%	3.43%

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share amounts)	2018	2018	2017	2017	2017	2018	2017
Reported yield on loans	8.09%	7.65%	7.73%	7.44%	7.79%	7.88%	7.49%
Effect of accretion income on acquired loans	(0.50%)	(0.29%)	(0.26%)	(0.24%)	(0.54%)	(0.40%)	(0.39%)
Adjusted yield on loans	7.59%	7.36%	7.47%	7.20%	7.25%	7.48%	7.10%

Reported net interest margin	6.36%	6.06%	6.16%	5.90%	6.16%	6.21%	5.78%
Effect of accretion income on acquired loans	(0.44%)	(0.25%)	(0.23%)	(0.21%)	(0.46%)	(0.34%)	(0.33%)
Adjusted net interest margin	5.92%	5.81%	5.93%	5.69%	5.70%	5.87%	5.45%

Total stockholders' equity	$607,225	$402,944	$391,698	$386,097	$310,467	$607,225	$310,467
Preferred stock liquidation preference	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)
Total common stockholders' equity	597,567	393,286	382,040	376,439	300,809	597,567	300,809
Goodwill and other intangibles	(117,777)	(63,923)	(63,778)	(42,452)	(43,321)	(117,777)	(43,321)
Tangible common stockholders' equity	$479,790	$329,363	$318,262	$333,987	$257,488	$479,790	$257,488
Common shares outstanding	26,260,785	20,824,509	20,820,445	20,820,900	18,132,585	26,260,785	18,132,585
Tangible book value per share	$18.27	$15.82	$15.29	$16.04	$14.20	$18.27	$14.20

Total assets at end of period	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$3,794,631	$2,836,684
Goodwill and other intangibles	(117,777)	(63,923)	(63,778)	(42,452)	(43,321)	(117,777)	(43,321)
Adjusted total assets at period end	$3,676,854	$3,341,087	$3,435,255	$2,863,709	$2,793,363	$3,676,854	$2,793,363
Tangible common stockholders' equity ratio	13.05%	9.86%	9.26%	11.66%	9.22%	13.05%	9.22%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

Media Contact:

Amanda Tavackoli

Senior Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930